Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports First-Quarter 2024 Financial Results

NEWARK, Del., April 24, 2024 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released first-quarter 2024 financial results. Complete financial results and related materials are available at www.SallieMae.com/investors. The materials will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

Sallie Mae will host an earnings conference call today, April 24, 2024, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Melissa Bronaugh, 571-526-2455, melissa.bronaugh@salliemae.com

NEWARK, Del., April 24, 2024 — Sallie Mae (Nasdaq:SLM), formally SLM Corporation, today released its first-quarter 2024 financial results.
$1.27 GAAP Diluted Earnings Per Common Share	6% Private Education Loan Originations Growth from Year-Ago Quarter	$2.1B Sale of Private Education Loans in Q1 2024	$83M Total Net Charge-Offs (2.1% of Average Loans in Repayment (annualized))	$162M Non-Interest Expenses

“We are off to a solid start in 2024 executing our strategy, delivering strong results, and returning value to our shareholders through our loan sale and share repurchase program. We are encouraged by credit performance trends, and believe we have momentum for continued positive performance throughout the rest of the year.”

                                Jonathan Witter, CEO, Sallie Mae

Private Education Loan Portfolio Trends

▪$21.4B of average loans outstanding, net, down 1% from Q1 2023.

▪$12M in provisions for credit losses in Q1 2024, compared with $113 million in Q1 2023.

▪6.1% allowance as a percentage of the ending total loan balance and accrued interest to be capitalized, compared with 6.4% in Q1 2023.

▪1.0% loans in a hardship forbearance, unchanged from Q1 2023.(2)

▪2.7% delinquencies, excluding those loans within a loan modification qualifying period, as a percentage of loans in repayment, down from 3.1% in Q1 2023.(3)

▪2.14% net charge-offs as a percentage of average loans in repayment (annualized), compared with 2.11% in Q1 2023.

Balance Sheet & Capital Allocation
$0.11 Common stock dividend paid in Q1 2024	13.5% Total risk-based capital ratio and CET1 capital ratio of 12.3%
1.3M Shares repurchased in Q1 2024 for $27 million(4)	$623M Capacity remaining under the 2024 Share Repurchase Program as of Mar. 31, 2024
Income Statement & Earnings Summary		2024 Guidance* For the full year 2024, the Company expects:
$285M GAAP Net Income attributable to common stock in Q1 2024	5.49% Net interest margin for Q1 2024; decrease of 21 basis points from Q1 2023	$2.60 - $2.70** Diluted Earnings Per Common Share	7% - 8% Private Education Loan Originations Year-over-Year Growth
$143M Gain on sale of loans in Q1 2024	$12M Provision for credit losses; increase related to originations and prepayment assumptions, offset by $133M release of provision from loan sale	$340 million - $370 million Total Loan Portfolio Net Charge-Offs, or 2.2% - 2.4% of Average Loans in Repayment	$635 million - $655 million Non-Interest Expenses
Investor Contact: Melissa Bronaugh, 571-526-2455                 Media Contact: Rick Castellano, 302-451-2541

* The 2024 Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 4 for more information.

** We have discontinued reporting non-GAAP “Core Earnings”, and its related metrics, including diluted non-GAAP “Core Earnings” per common share (the results of which were identical to our GAAP diluted earnings per common share for the last eight quarters (including Q1 2024)). As such, for purposes of our 2024 Guidance, we are now using the full-year GAAP diluted earnings per common share metric. No estimated numbers have changed, nor have any other changes been made to our previously issued 2024 Guidance. See Footnote (1) on pg. 3 for a more detailed explanation regarding our decision to discontinue reporting non-GAAP “Core Earnings.”

Quarterly Financial Highlights(1)

	1Q 2024	4Q 2023	1Q 2023
Income Statement ($ millions)
Total interest income	$664	$669	$638
Total interest expense	277	283	233
Net interest income	387	386	405
Less: provisions for credit losses	12	16	114
Total non-interest income	174	57	22
Total non-interest expenses	162	202	157
Income tax expense	97	57	37
Net income	290	168	119
Preferred stock dividends	5	5	4
Net income attributable to common stock	$285	$164	$114

Ending Balances ($ millions)
Private Education Loans held for investment, net	$19,688	$19,772	$20,498
FFELP Loans held for investment, net	513	534	590
Deposits	$20,903	$21,653	$21,804
Brokered	10,289	10,275	10,275
Retail and other	10,614	11,378	11,529

Key Performance Metrics ($ in millions)
Net interest margin	5.49%	5.37%	5.70%
Yield - Total interest-earning assets	9.41%	9.30%	8.97%
Private Education Loans	11.01%	11.02%	10.66%
Cost of Funds	4.18%	4.17%	3.47%
Return on Assets (“ROA”)(5)	4.1%	2.3%	1.7%
Return on Common Equity (“ROCE”)(6)	65.6%	40.2%	30.5%
Private Education Loan sales	$2,100	$1,100	$—

Per Common Share
GAAP diluted earnings per common share	$1.27	$0.72	$0.47
Average common and common equivalent shares outstanding (millions)	224	227	244

Footnotes:

(1) We prepare financial statements in accordance with GAAP. However, we previously also produced and reported our after-tax earnings on a separate basis that we referred to as “Core Earnings.” The difference between our previously reported non-GAAP “Core Earnings” and its most closely associated GAAP metric, GAAP results of operations, net of tax, was driven by unrealized, mark-to-fair value gains (losses) on derivative contracts that did not qualify for hedge accounting treatment under GAAP. While derivatives continue to be a critical element of our interest rate risk management strategy, and we continue to enter into derivative instruments to economically hedge interest rate and cash flow risk associated with our portfolio, we have only invested in derivative instruments that qualify for hedge accounting treatment under GAAP during the past eight quarters (including the first quarter of 2024), and as such there has been no difference between GAAP results of operations, net of tax and non-GAAP "Core Earnings" reported for those quarters. As a result, we no longer believe that it is meaningful to report this non-GAAP metric, nor its related metrics (Non-GAAP “Core Earnings” ROA, Non-GAAP “Core Earnings” ROCE, and Non-GAAP “Core Earnings” diluted earnings per common share), and have discontinued doing so beginning in the first quarter of 2024. We are continually assessing how best to present our financial results, and if useful and meaningful, may decide to report future non-GAAP earnings (with appropriate reconciliation to GAAP) in a different way.

(2) We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Loans in hardship and other forbearances (excluding loans in an extended grace period) were approximately $145 million and $162 million at March 31, 2024 and 2023, respectively.

(3) This metric excludes loans in a loan modification qualifying period, which at March 31, 2024 and 2023, totaled approximately $214 million and $81 million, respectively. When giving a customer facing financial difficulty an interest rate reduction under our programs, we evaluate their ability to pay and provide customized repayment terms based upon their financial condition. As part of demonstrating the ability and willingness to pay, the customer must make three consecutive monthly payments at the reduced payment to qualify for the program. After successfully completing the qualifying period (if eligible), borrowers will have their interest rate reduced, term extended and be brought current, consistent with established loan program servicing policies and procedures.

(4) Common shares were repurchased under a Rule 10b5-1 trading plan authorized under the Company’s 2024 Share Repurchase Program. As of March 31, 2024, we had $623 million remaining under the 2024 Share Repurchase Program.

(5) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(6) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this press release. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to: strategies; goals and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company”); the Company’s expectation and ability to execute loan sales and share repurchases; statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of any such pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on our common stock in the future, subject to the approval of our Board of Directors; the Company’s 2024 guidance; the Company’s three-year horizon outlook; the impact of acquisitions we have made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations.

Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the control of the Company, which may cause actual results to be materially different from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; our ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of our risk management framework and quantitative models; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers, or any change related thereto; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans owned by us; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this press release or, where the statement is oral, as of the date stated. We do not undertake any obligation to update or revise any forward-looking statements to conform to actual results or changes in our expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31,	December 31,
(Dollars in thousands, except share and per share amounts)	2024	2023
Assets
Cash and cash equivalents	$3,584,013	$4,149,838
Investments:
Trading investments at fair value (cost of $44,978 and $43,412, respectively)	58,166	54,481
Available-for-sale investments at fair value (cost of $2,423,183 and $2,563,984, respectively)	2,271,108	2,411,622
Other investments	89,765	91,567
Total investments	2,419,039	2,557,670
Loans held for investment (net of allowance for losses of $1,350,058 and $1,339,772, respectively)	20,200,789	20,306,357
Restricted cash	147,809	149,669
Other interest-earning assets	7,572	9,229
Accrued interest receivable	1,386,487	1,379,904
Premises and equipment, net	127,414	129,501
Goodwill and acquired intangible assets, net	67,496	68,711
Income taxes receivable, net	277,733	366,247
Other assets	58,930	52,342
Total assets	$28,277,282	$29,169,468

Liabilities
Deposits	$20,903,456	$21,653,188
Long-term borrowings	4,976,882	5,227,512
Other liabilities	283,205	407,971
Total liabilities	26,163,543	27,288,671
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 440.2 million and 438.2 million shares issued, respectively	88,032	87,647
Additional paid-in capital	1,163,838	1,148,689
Accumulated other comprehensive loss (net of tax benefit of ($24,752) and ($24,176), respectively)	(77,291)	(75,104)
Retained earnings	3,884,694	3,624,859
Total SLM Corporation stockholders’ equity before treasury stock	5,310,343	5,037,161
Less: Common stock held in treasury at cost: 219.9 million and 217.9 million shares, respectively	(3,196,604)	(3,156,364)
Total equity	2,113,739	1,880,797
Total liabilities and equity	$28,277,282	$29,169,468

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2024	2023
Interest income:
Loans	$596,607	$582,784
Investments	14,507	11,331
Cash and cash equivalents	52,444	43,483
Total interest income	663,558	637,598
Interest expense:
Deposits	220,445	183,531
Interest expense on short-term borrowings	3,562	3,018
Interest expense on long-term borrowings	52,535	45,981
Total interest expense	276,542	232,530
Net interest income	387,016	405,068
Less: provisions for credit losses	12,041	114,112
Net interest income after provisions for credit losses	374,975	290,956
Non-interest income:
Gains (losses) on sales of loans, net	143,039	(9)
Gains on securities, net	2,118	1,711
Other income	29,001	20,009
Total non-interest income	174,158	21,711
Non-interest expenses:
Operating expenses:
Compensation and benefits	96,476	87,649
FDIC assessment fees	13,312	11,529
Other operating expenses	50,645	55,361
Total operating expenses	160,433	154,539
Acquired intangible assets amortization expense	1,215	2,272
Total non-interest expenses	161,648	156,811
Income before income tax expense	387,485	155,856
Income tax expense	97,554	37,338
Net income	289,931	118,518
Preferred stock dividends	4,653	4,063
Net income attributable to SLM Corporation common stock	$285,278	$114,455
Basic earnings per common share	$1.29	$0.47
Average common shares outstanding	220,416	241,497
Diluted earnings per common share	$1.27	$0.47
Average common and common equivalent shares outstanding	223,845	243,549
Declared dividends per common share	$0.11	$0.11